UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013 (August 21, 2013)

                SB FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 26, 2013, SB Financial Group, Inc. (the “Company”) announced the retirement of Thomas L. Sauer as a director of the Company and The State Bank and Trust Company (“State Bank”), effective as of August 21, 2013.  A copy of the August 26, 2013 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)           On August 26, 2013, the Company announced the election of George W. Carter as a director of the Company and State Bank, effective as of August 21, 2013.  Mr. Carter was elected by the Board of Directors of the Company, upon the recommendation of the Governance and Nominating Committee, to serve as a director for the remainder of Mr. Sauer’s term, which expires in 2015.

Neither Mr. Carter nor any member of his immediate family has had any business transactions or relationships with the Company or its subsidiaries that would require disclosure under Item 404(a) of SEC Regulation S-K.  However, Mr. Carter and members of his immediate family have, and may in the future, enter into banking transactions with State Bank in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by SB Financial Group, Inc. on August 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: August 26, 2013	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 26, 2013

SB Financial Group, Inc.

Exhibit No.	Description
99.1	Press Release issued by SB Financial Group, Inc. on August 26, 2013